UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 28, 2010 (June 23, 2010)
Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

1-13796	58-0285030

(Commission File Numbers)	(IRS Employer Identification No.)

4370 Peachtree Road NE, Atlanta, Georgia	30319

(Address of Principal Executive Offices)	(Zip Code)
404-504-9828
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Company’s annual meeting of shareholders was held on June 23, 2010. The following matter was voted upon and the results of the voting were as follows:
The election of 11 directors to serve until the annual meeting of shareholders in 2011 or until their successors have been duly elected and qualified. The results follow:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard L. Boger	68,409,030	270,318	0
Ray M. Deaver	68,384,190	295,158	0
T.L. Elder	68,413,557	265,791	0
Hilton H. Howell, Jr.	68,390,938	288,410	0
William E. Mayher, III	68,414,748	264,600	0
Zell B. Miller	68,379,114	300,234	0
Howell W. Newton	68,224,571	454,777	0
Hugh E. Norton	66,568,851	2,110,497	0
Robert S. Prather, Jr.	68,053,706	625,642	0
Harriett J. Robinson	68,387,401	291,947	0
J. Mack Robinson	68,371,457	307,891	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television Inc.
June 28, 2010	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Chief Financial Officer and Senior Vice President